Exhibit 99.1

Signing Day Sports Announces More than Five-Fold Increase in Paid Subscribers on its App in 2023

Momentum carries into 2024 with 20% growth in paid subscribers since year-end

SCOTTSDALE, Ariz., January 29, 2024 -- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today provided an update on the subscriber growth for its Signing Day Sports app.

Richard Symington, President and Chief Technology Officer of Signing Day Sports, commented, “We achieved a greater than five-fold increase in the number of paid subscribers in 2023, which is a testament to our rapid growth and the positive experience we provide for coaches and student-athletes alike. This positive trend has continued into 2024, as we recorded more than 20% sequential monthly growth in paid subscribers in January 2024 compared to December 2023. This growth has occurred in line with our strategy, which has largely centered on nurturing and expanding our ties with key student-athlete recruiting organizations. Collaborations with premier organizations, such as the U.S. Army Bowl and Elite Development Program Soccer, allow us to rapidly and cost-effectively scale our business through bulk registrations on our app. For example, the U.S. Army Bowl National Combine Series, which includes 21 events over the coming five months, will allow over 4,000 student-athletes to experience the unique features and benefits of our app. During these events, every participant will receive a free month of access to the app, allowing them to experience its advantages and the growing ecosystem that supports their recruitment journey. Historically, we have seen that about half of these free trials convert to paid subscriptions, and as we continue to enhance our platform, we expect the conversion ratio will continue to increase. We are off to a strong start in 2024 and we are excited about what the future holds for Signing Day Sports.”

About Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as drills and mechanics that exemplify player mechanics, coordination, and development). For more information on Signing Day Sports, go to https://ir.signingdaysports.com/overview/default.aspx.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to realize the expected benefits of its collaboration with the owner of the U.S. Army Bowl and with Elite Development Program Soccer, the ability of the collaborations to yield significant revenues or other value for the Company, the Company’s ability to execute the collaboration strategy as expected, the likelihood that the owner of the U.S. Army Bowl and that Elite Development Program Soccer will agree to continue their sponsorship and strategic alliance agreements with the Company following the end of their current terms in December 2024 and October 2024, respectively, the number of student-athletes who will purchase and renew subscriptions to the Company’s app through the Company’s U.S. Army Bowl and Elite Development Program Soccer collaborations, the Company’s ability to predict any trend in the conversion ratio of free trials on the Company’s app to paid subscriptions to its app, the Company’s ability to obtain additional funding to develop additional services and offerings, including planned retail offerings such as branded apparel and nutritional supplements, market acceptance of the Company’s current services and planned offerings, competition from existing online offerings or new offerings that may emerge, impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition, the Company’s ability and third parties’ abilities to protect intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, and the Company’s ability to attract and retain key personnel to manage its business effectively. These risks and uncertainties are, in some cases, beyond our control and could materially affect results. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com